                            STOCK PURCHASE AGREEMENT

                           DATED AS OF APRIL 16, 2003

                                 BY AND BETWEEN

                  PROMPTCARE ACQUISITION CORPORATION, AS BUYER

                                       AND

                 ALLIED HEALTHCARE INTERNATIONAL INC., AS SELLER

                                TABLE OF CONTENTS


                                   ARTICLE 1.
                                   DEFINITIONS


                                   ARTICLE 2.
                      SALE AND TRANSFER OF SHARES; CLOSING

   Section 2.1  Shares....................................................................7
   Section 2.2  Purchase Price............................................................7
   Section 2.3  Closing...................................................................7
   Section 2.4  Closing Obligations.......................................................7

                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

   Section 3.1  Organization and Good Standing............................................8
   Section 3.2  Power; Authority; Enforceability..........................................9
   Section 3.3  No Violation..............................................................9
   Section 3.4  Capitalization............................................................9
   Section 3.5  Financial Statements.....................................................10
   Section 3.6  Books and Records........................................................10
   Section 3.7  Title to Properties; Encumbrances........................................10
   Section 3.8  Condition and Sufficiency of Assets......................................11
   Section 3.9  No Undisclosed Liabilities...............................................11
   Section 3.10  Taxes...................................................................11
   Section 3.11  No Material Adverse Change..............................................12
   Section 3.12  Employee Benefits.......................................................13
   Section 3.13  Compliance With Legal Requirements; Governmental Authorizations.........13
   Section 3.14  Legal Proceedings.......................................................14
   Section 3.15  Absence of Certain Changes and Events...................................14
   Section 3.16  Insurance...............................................................15
   Section 3.17  Environmental Matters...................................................15
   Section 3.18  Intellectual Property...................................................16
   Section 3.19  Relationships with Affiliates...........................................17
   Section 3.20  Brokers or Finders......................................................17

                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

   Section 4.1  Organization and Good Standing...........................................17
   Section 4.2  Power; Authority; Enforceability.........................................17
   Section 4.3  No Violation.............................................................18
   Section 4.4  Investment Intent........................................................18
   Section 4.5  Certain Proceedings......................................................18
   Section 4.6  Brokers or Finders.......................................................18
   Section 4.7  Financial Resources......................................................18
   Section 4.8  Knowledge of Buyer Principals............................................18


                                      -i-

                                   ARTICLE 5.
                    COVENANTS OF SELLER PRIOR TO CLOSING DATE

   Section 5.1  Access and Investigation.................................................19
   Section 5.2  Operation of the Businesses of the Acquired Companies....................19
   Section 5.3  Negative Covenant........................................................20
   Section 5.4  Required Approvals.......................................................20
   Section 5.5  Notification.............................................................20
   Section 5.6  Exclusivity..............................................................21
   Section 5.7  Best Efforts.............................................................21

                                   ARTICLE 6.
                    COVENANTS OF BUYER PRIOR TO CLOSING DATE

   Section 6.1  Required Approvals.......................................................21
   Section 6.2  Best Efforts.............................................................21

                                   ARTICLE 7.
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

   Section 7.1  Accuracy of Representations..............................................22
   Section 7.2  Seller's Performance.....................................................22
   Section 7.3  Consents.................................................................22
   Section 7.4  Legal Opinion............................................................22
   Section 7.5  No Proceedings...........................................................22
   Section 7.6  No Claim Regarding Stock Ownership or Sale Proceeds......................22
   Section 7.7  No Prohibition...........................................................23
   Section 7.8  Intercompany Balances....................................................23
   Section 7.9  No MAC...................................................................23

                                   ARTICLE 8.
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

   Section 8.1  Accuracy of Representations..............................................23
   Section 8.2  Buyer's Performance......................................................24
   Section 8.3  Consents.................................................................24
   Section 8.4  Additional Documents.....................................................24
   Section 8.5  No Injunction............................................................24

                                   ARTICLE 9.
                                   TERMINATION

   Section 9.1  Termination Events.......................................................24
   Section 9.2  Effect of Termination....................................................25
   Section 9.3  Effect on Deposit........................................................25

                                   ARTICLE 10.
                            INDEMNIFICATION; REMEDIES

   Section 10.1  Survival................................................................26
   Section 10.2  Indemnification and Payment of Damages by Seller........................27
   Section 10.3  Indemnification and Payment of Damages by Buyer.........................27
   Section 10.4  Limitations On Amount--Seller...........................................27


                                      -ii-

   Section 10.5  Limitations On Amount--Buyer............................................28
   Section 10.6  Indemnification for Tax Matters.........................................28
   Section 10.7  Indemnification for ERISA/Benefits Matters..............................29
   Section 10.8  Indemnification for Certain Unrelated Business Liabilities..............29
   Section 10.9  Indemnification for Certain Product Liability Claims....................30
   Section 10.10  Procedure For Indemnification--Third Party Claims......................30
   Section 10.11  Procedure For Indemnification--Other Claims............................31
   Section 10.12  Reliance on Buyer Principals...........................................31

                                   ARTICLE 11.
                              ADDITIONAL AGREEMENTS

   Section 11.1  Expenses................................................................32
   Section 11.2  Public Announcements....................................................32
   Section 11.3  Confidentiality; Non-Competition; Non-Solicitation......................32
   Section 11.4  338(h)(10) Election.....................................................34
   Section 11.5  Employment Matters......................................................35
   Section 11.6  Cooperation on Tax Matters..............................................35
   Section 11.7  Certain Taxes...........................................................36
   Section 11.8  Transition of Patients..................................................37
   Section 11.9  Further Assurances......................................................37

                                   ARTICLE 12.
                               GENERAL PROVISIONS

   Section 12.1  Notices.................................................................37
   Section 12.2  Jurisdiction; Service Of Process........................................38
   Section 12.3  Waiver..................................................................38
   Section 12.4  Entire Agreement and Modification.......................................38
   Section 12.5  Disclosure Letter.......................................................39
   Section 12.6  Assignments, Successors, and No Third-Party Rights......................39
   Section 12.7  Severability............................................................39
   Section 12.8  Section Headings, Construction..........................................39
   Section 12.9  Governing Law...........................................................39
   Section 12.10  Counterparts...........................................................39

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of April 16, 2003, by and between PromptCare Acquisition Corporation, a Delaware corporation (the "Buyer"), and Allied Healthcare International Inc., a New York corporation (the "Seller").

                                    RECITALS

         WHEREAS, Seller holds all of the issued and outstanding shares (the "Shares") of capital stock of The PromptCare Companies, Inc. a New Jersey corporation ("PromptCare"), and Steri-Pharm Inc., a New York corporation ("Steri-Pharm," and each of PromptCare and Steri-Pharm, together with its respective Subsidiaries, an "Acquired Company" and collectively, the "Acquired Companies"); and

         WHEREAS, Seller desires to sell, and Buyer desires to purchase from the Seller, all of the Shares.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

         "Acquired Companies" -- as defined in the Recitals of this Agreement.

         "Affiliate" -- with respect to any Person, (a) any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person or (b) any Person in which such specified Person holds a Material Interest. For purposes of this definition, "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 35% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 35% of the outstanding equity securities or equity interests in a Person.

         "Affiliated Group" - any affiliated group within the meaning of IRC
Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law (including any group required to file a Unitary Return).

         "Applicable Contract" -- any Contract in effect as of the applicable time (a) under which any Acquired

Company has or may acquire any material rights, (b) under which any Acquired Company has or may become subject to any material obligation or liability, or
(c) by which any Acquired Company or any of the material assets owned or used by it is or may become bound.

         "Buyer" -- as defined in the first paragraph of this Agreement.

         "Buyer Principals" -- as defined in Section 10.12.

         "Closing" -- as defined in Section 2.3.

         "Closing Date" -- the date and time as of which the Closing actually takes place.

         "Company Affiliated Group" any Affiliated Group of which any of the Acquired Companies is or was a member for any period beginning prior to the Closing Date, including without limitation the Affiliated Group of which the Acquired Companies and the Seller are currently members.

         "Consent" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Consolidated Return" - any consolidated federal income Tax return filed by a Company Affiliated Group.

         "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including: (a) the sale of the Shares by Seller to Buyer; (b) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and (c) Buyer's acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

         "Contract" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Damages" -- as defined in Section 10.2.

         "Deposit" -- as defined in Section 9.3(a).

         "Disclosure Letter" -- the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

         "Encumbrance" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health, and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under any Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by any applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (section)9601 et seq., as amended ("CERCLA").

         "Environmental Law" -- any past, present or future federal, state or local statutory or common law, or any regulation, code, plan, order, decree, judgment, permit, license, grant, franchise, concession, restriction, agreement, requirement or injunction issued, entered, promulgated or approved thereunder, relating to the environment, human health or safety, including, without limitation, any law relating to: (i) Releases or threatened Releases of Hazardous Materials into the Environment; or (ii) the presence, manufacture, generation, refining, processing, distribution, use, sale, treatment, recycling, receipt, storage, disposal, transportation, arranging for transportation, treatment or disposal, or handling of, or any other activity involving, Hazardous Materials.

         "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Escrow Agent" -- Brown Raysman Millstein Felder & Steiner LLP, or a successor escrow agent, who acts as escrow agent with respect to the Deposit.

         "Facilities" -- any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment currently or formerly owned or operated by any Acquired Company.

         "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the 2002 Balance Sheet and the other financial statements referred to in Section 3.5(b) were prepared.

         "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" -- any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic or foreign.

         "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that would reasonably be expected to affect the value of the Facilities or the Acquired Companies.

         "Hazardous Materials" -- any waste or other substance that is listed, defined, designated, or classified as hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "Interim Balance Sheet" -- as defined in Section 3.5.

         "IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge" - (a) with respect to Seller -- actual knowledge of a fact or matter by any of the following individuals: Sarah L. Eames, Daniel A. Bergeron, or Marvet Abbassi; and (b) with respect to Buyer -- actual knowledge of a fact or matter by John B. Wynne, Jr. and/or Salvatore J. LaMorte. Words or phrases of similar import, such as "known to" or "aware of", shall have the same meaning.

         "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "LOI" -- as defined in Section 9.3(a).

         "Material Consents" -- as defined in Section 7.3.

         "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person and such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

         "Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

         "Permitted Encumbrance" -- any (i) inchoate lien or encumbrance securing taxes, assessments or governmental charges not yet due and payable,
(ii) zoning law or ordinance or any similar Legal Requirement, (iii) right reserved to any Governmental Body to regulate the affected property, (iv) lien or other encumbrance not securing indebtedness or arising out of the obligation to pay money that does not individually or in the aggregate interfere with the right or ability to own, use or operate the affected property as it is then being used or operated or (v) in the case of leased real property, the rights of any lessor or any lien or other encumbrance granted by the lessor of the applicable property.

         "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PromptCare" -- as defined in the Recitals of this Agreement.

         "Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or authorized representative of such Person, including legal counsel, accountants, and financial advisors.

         "Required Consents" -- as defined in Section 3.2(a).

         "Securities Act" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Seller" -- as defined in the first paragraph of this Agreement.

         "Seller's Release" -- as defined in Section 2.4(a)(ii).

         "Shares" -- as defined in the Recitals of this Agreement.

         "Steri-Pharm" -- as defined in the Recitals of this Agreement.

         "Straddle Period" -- as defined in Section 10.6(b).

         "Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of an Acquired Company.

         "Tax" or "Taxes" -- any tax (including without limitation any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty) or deficiency, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty or deficiency.

         "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Taxing Authority" -- any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (iv) multi-national organization or body, or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Termination Date" - April 18, 2003, or such later date upon which the parties agree.

         "Territory" -- as defined in Section 11.3(f).

         "Threat of Release" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any written demand or statement has been made or any written notice has been given, or if any other event has occurred or any other circumstances exist (including any oral demand, statement or notice), that would lead a reasonably prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "Transition Agreement" - the Transition Agreement, in the form of Exhibit A hereto, to be executed and delivered by the parties at the Closing.

         "Unrelated Business Activity" -- as defined in Section 10.8.

         "2002 Balance Sheet" -- as defined in Section 3.5.

         "Unitary Return" - any return required to be filed by a Company Affiliated Group for any period beginning prior to the Closing Date with respect to any Taxes (other than federal income Taxes) on a consolidated, combined or unitary basis.

                                   ARTICLE 2.

                      SALE AND TRANSFER OF SHARES; CLOSING

         SECTION 2.1 SHARES.


         Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

         SECTION 2.2 PURCHASE PRICE.

         The purchase price (the "Purchase Price") for the Shares will be $8,500,000.

         SECTION 2.3 CLOSING.

         The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Seller's counsel, Brown Raysman Millstein Felder & Steiner LLP at 900 Third Avenue, New York, New York 10022, at 10:00 a.m. (local time) on the third business day following the satisfaction or waiver in accordance with the applicable terms hereof of the conditions to Closing set forth in Sections 7.3 and 8.3, or at such other time and place as the parties may agree. Notwithstanding the foregoing, and subject to Articles 7 and 8, the parties shall use their reasonable best efforts to effect the Closing on or prior to April 11, 2003.

         SECTION 2.4 CLOSING OBLIGATIONS.

         At the Closing:

         (a) Seller will deliver to Buyer:

              (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

              (ii) releases in the form attached hereto as Exhibit B executed by Seller (collectively, "Seller's Release");

              (iii) a certificate executed by Seller to the effect of the matters set forth in Sections 7.1 and 7.2;

              (iv) certified copies of the Organizational Documents of each Acquired Company, as currently in effect.

              (v) a good standing (or comparable) certificate for each of the Acquired Companies of recent date;

              (vi) the Transition Agreement, duly executed by Seller; and

              (vii) such other certificates or documents as Buyer may reasonably request.

         (b) Buyer will deliver to Seller:

              (i) the Purchase Price in immediately available funds or by wire transfer to such bank account as Seller shall specify at least one business day prior to Closing, less the amount of the Deposit (which, if the Closing occurs, shall constitute a prepayment of a portion of the Purchase Price);

              (ii) a certificate executed by Buyer to the effect of the matters set forth in Sections 8.1 and 8.2;

              (iii) certified copies of the Organizational Documents of Buyer, as currently in effect;

              (iv) a good standing (or comparable) certificate for Buyer of recent date;

              (v) the Transition Agreement, duly executed by Buyer; and

              (vi) such other certificates or documents as Seller may reasonably request.

                                   ARTICLE 3.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

SECTION 3.1       ORGANIZATION AND GOOD STANDING.

         Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or results of operations of the Acquired Companies, taken as a whole.

         SECTION 3.2 POWER; AUTHORITY; ENFORCEABILITY.

         (a) Assuming the due execution and delivery of this Agreement by Buyer, this Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and, subject to obtaining the Consents set forth in Part 3.2 of the Disclosure Letter (the "Required Consents"), to consummate the Contemplated Transactions and to perform its obligations under this Agreement and such action shall not have been rescinded.

         (b) Except for the Required Consents, neither Seller nor any Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance by Seller of any of the Contemplated Transactions, except for such notices or Consents the failure of which to obtain or make, individually or in the aggregate, would not (x) have a material adverse effect on the Contemplated Transactions or (y) impair in any material respect the ability of Seller to perform its obligations under this Agreement.

         SECTION 3.3 NO VIOLATION.

         Neither the execution and delivery of this Agreement or any other documents delivered pursuant hereto to which Seller is a party nor, provided that all of the Required Consents shall have been obtained, the consummation of the Contemplated Transactions by Seller will violate any provision of the Organizational Documents of Seller or violate, or be in conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or result in the termination of, or accelerate the maturity of any debt or material obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any material property or assets of Seller under any agreement or commitment to which Seller is a party or by which Seller is bound, or to which the property of Seller is subject, or violate any Legal Requirement.

         SECTION 3.4 CAPITALIZATION.

         The authorized equity securities of the Acquired Companies consist of
(a) 2,500,000 shares of common stock, par value $.001 per share, in the case of PromptCare, of which 1,000 shares are issued and outstanding, and (b) 200 shares of common stock, no par value per share, in the case of Steri-Pharm, of which 10 shares are issued and outstanding, which together with the issued and outstanding shares of PromptCare listed in clause (a), constitute the Shares. Seller is the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances. Upon delivery of and payment for the Shares to be sold by Seller hereunder in accordance with the terms of this Agreement, good and marketable title to the Shares will pass to the Buyer, free and clear of all Encumbrances. With the exception of the Shares (which are owned by Seller), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. As of the Closing, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. Other than this Agreement, the LOI and the Deposit Letter, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or is a party to any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

         SECTION 3.5 FINANCIAL STATEMENTS.

         Seller has delivered to Buyer: (a) unaudited combined balance sheets of the Acquired Companies as at September 30th in each of the years 2000 through 2002 (the balance sheet as of September 30, 2002, the "2002 Balance Sheet"), and the related unaudited combined statements of income for each of the fiscal years then ended and (b) an unaudited combined balance sheet of the Acquired Companies as at December 31, 2002 (the "Interim Balance Sheet") and the related unaudited combined statement of income for the 3-months then ended. Such financial statements fairly present in all material respects the financial condition and the results of operations of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes; the financial statements referred to in this Section 3.5 reflect in all material respects the consistent application of such accounting principles throughout the periods involved.

         SECTION 3.6 BOOKS AND RECORDS.

         The books of account and stock record books of the Acquired Companies, all of which have been made available to Buyer, are complete and correct in all material respects. The minute books of the Acquired Companies have been made available to Buyer. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

         SECTION 3.7 TITLE TO PROPERTIES; ENCUMBRANCES.

         Part 3.7 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein leased by any Acquired Company. No Acquired Company owns any real property. Except as set forth in Part 3.7 of the Disclosure Letter, each of the Acquired Companies has good and marketable title to all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, free and clear of all Encumbrances (other than Permitted Encumbrances). To Seller's Knowledge, all buildings, plants, and structures owned by the Acquired Companies lie wholly within the boundaries of the real property leased by the Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

         SECTION 3.8 CONDITION AND SUFFICIENCY OF ASSETS.

         To Seller's Knowledge, the buildings, plants, structures, and equipment of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, normal wear and tear excepted, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Except as otherwise expressly provided herein, Seller makes no representation or warranty as to the condition, fitness or suitability of the building, plants, structures, and equipment of the Acquired Companies.

         SECTION 3.9 NO UNDISCLOSED LIABILITIES.

         To Seller's Knowledge, except as set forth in Part 3.9 of the Disclosure Letter, the Acquired Companies have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for (i) liabilities or obligations reflected or reserved against in the 2002 Balance Sheet or the Interim Balance Sheet or in the books and records of the Acquired Companies, (ii) liabilities incurred in the Ordinary Course of Business since the respective dates thereof or (iii) liabilities permitted to be excluded from any part of the Disclosure Letter because they fall below the threshold established by the corresponding representation or not recorded on the balance sheets or footnotes because they were considered immaterial under GAAP.

         SECTION 3.10 TAXES.

         (a) The Acquired Companies or Seller have filed or caused to be filed (on a timely basis since September 30, 2000) all Tax Returns that are or were required to be filed by or with respect to the Acquired Companies, either separately or as a member of a Company Affiliated Group. Part 3.10 of the Disclosure Letter contains a complete and accurate list of all such Tax Returns filed since September 30, 2000. Seller and the Acquired Companies have made available to Buyer correct and complete copies of all local and state income Tax Returns of the Acquired Companies and those portions of any Consolidated Return or Unitary Return filed by any Company Affiliated Group to the extent applicable to the Acquired Companies. The Acquired Companies or the members of any Company Affiliated Group have paid all Taxes that have or may have become due for which the Acquired Companies could be liable (including as a result of the application of Treasury Regulation Section 1.1502-6 or the equivalent provision of any state or local tax statute or regulation), or provision for the payment of all such Taxes has been made, except such Taxes, if any, as are listed in Part 3.10 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in accordance with past practices.

         (b) The United States federal and state income Tax Returns of each Acquired Company subject to such Taxes, and the Consolidated Returns or Unitary Returns of any Company Affiliated Group of which either or both of the Acquired Companies is or has at any time been a member, have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through September 30, 1998. Part 3.10 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns to the extent related to an Acquired Company, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.10 of the Disclosure Letter, are being contested in good faith by appropriate proceedings or other action. Part 3.10 of the Disclosure Letter describes all adjustments or proposed adjustments to the United States federal income Tax Returns filed by any Acquired Company or any Company Affiliated Group for all taxable years since September 30, 1998, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.10 of the Disclosure Letter, neither Seller nor either Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company would be reasonably expected to be liable.

         (c) To Seller's Knowledge, there exists no proposed tax assessment against any Acquired Company or any Company Affiliated Group except as disclosed in the 2002 Balance Sheet, the Interim Balance Sheet or in Part 3.10 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

         (d) All Tax Returns filed by any Acquired Company or any Company Affiliated Group (to the extent related to the Acquired Companies) are true, correct, and complete in all material respects. All Tax sharing agreements or similar agreements with respect to or involving any Acquired Company shall be terminated as of the Closing Date and, after the Closing Date, neither Acquired Company shall be bound thereby or have any liability thereunder.

         (e) The Acquired Companies do not have any liability for the Taxes of any person other than an Acquired Company (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract (including but not limited to the provisions of a tax sharing agreement) or (iv) otherwise.

         SECTION 3.11 NO MATERIAL ADVERSE CHANGE.

         To Seller's Knowledge, since the date of the 2002 Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, financial condition or results of operations of any Acquired Company, and no event has occurred or circumstance exists that would reasonably be expected to result in such a material adverse change, except for any change, event or circumstance generally affecting the health care industry.

         SECTION 3.12 EMPLOYEE BENEFITS.

         All "employee benefit plans" as defined in Section 3(3) of ERISA, and all fringe benefit plans, bonus plans, stock option or other stock plans, severance plans or any other deferred compensation agreement, plan or funding arrangement currently maintained by any Acquired Company, or to which any Acquired Company is or at any time has been obligated to contribute, or with respect to which an Acquired Company could continue to have liability, are listed in Part 3.12 of the Disclosure Letter (the plans listed or described on such Part 3.12 are referred to herein as the "Plans"). True and complete copies of all of the material documents embodying the Plans, including, without limitation, insurance and other contracts, agreements and arrangements pertaining thereto, have been made available to Buyer or will be made available prior to the Closing Date. Each Acquired Company has maintained and administered each Plan applicable to it in compliance, in all material respects, with its terms and with all provisions of the laws, rules and regulations applicable to such Plan, including, without limitation, the applicable provisions of ERISA and the IRC, and to Seller's Knowledge no event has occurred nor does any condition exist which would reasonably be expected to subject Buyer or any Acquired Company to any material penalty or excise tax or liability (other than liability for contributions, premiums and benefits in the ordinary course). All contributions or other payments required to be made with respect to each Plan prior to or on the Closing Date have been, or shall be, made on a timely basis. There is no plan, agreement or other arrangement which would reasonably be expected to result in the payment of any "excess parachute payment" within the meaning of Section 280G of the IRC in connection with the Contemplated Transactions.

         SECTION 3.13 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                      AUTHORIZATIONS.

         (a) To Seller's Knowledge, (i) each Acquired Company holds all material permits, licenses, variances, exemptions, orders, concessions, franchises and approvals of all Governmental Bodies necessary to own, lease or use its assets in the manner in which it currently owns, leases and uses such assets and to conduct its businesses and (ii) each such permit, license, variance, exemption, order, concession, franchise and approval held by any Acquired Company is in full force and effect.

         (b) To Seller's Knowledge, except as set forth in Part 3.13 of the Disclosure Letter, and except with respect to taxes, employee benefit matters and environmental matters, which are the subjects of Sections 3.10, 3.12 and 3.17, respectively, each Acquired Company is in compliance, in all material respects, with the terms of the Governmental Authorizations and each Legal Requirement that is or, since April 2, 2000, was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets. To Seller's Knowledge, there is not currently pending any proceeding or investigation, asserting that either Acquired Company is not in compliance with any of the Legal Requirements which any such Governmental Body enforces.

         SECTION 3.14 LEGAL PROCEEDINGS.

         Except as set forth in Part 3.14 of the Disclosure Letter, to Seller's Knowledge, neither Acquired Company is a party to or is Threatened with, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority that relates to any of the assets owned or used by, or that otherwise would reasonably be expected to have a material adverse effect on the business of, either Acquired Company, or that relates to this Agreement or the Contemplated Transactions.

         SECTION 3.15 ABSENCE OF CERTAIN CHANGES AND EVENTS.

         Except as set forth in Part 3.15 of the Disclosure Letter or as contained in the books and records of the Acquired Companies, or as may be contemplated by this Agreement, since the date of the 2002 Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

         (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (b) transfer, sale, Encumbrance or assignment, or any agreement or understanding for a future transfer, sale, Encumbrance or assignment, to any Person of any equity securities or other securities of any Acquired Company;

         (c) amendment to the Organizational Documents of any Acquired Company, unless necessary to comply with the terms of this Agreement or to effect the Contemplated Transactions;

         (d) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

         (e) payment or distribution of cash to Seller, except for direct third-party expenses and for dividends as described in Part 3.15 of the Disclosure Letter;

         (f) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company, except to the extent required by applicable Legal Requirements;

         (g) to Seller's Knowledge, damage to or destruction or loss of any asset or property of any Acquired Company, in an amount greater than $10,000, whether or not covered by insurance, materially and adversely affecting the properties, assets, business or financial condition of the Acquired Companies, taken as a whole;

         (h) to Seller's Knowledge, sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any material asset or property of any Acquired Company or mortgage, pledge, or imposition of any Encumbrance on any material asset or property of any Acquired Company;

         (i) material change in the accounting methods used by any Acquired Company; or

         (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

         SECTION 3.16 INSURANCE.

         (a) Seller has made available to Buyer, (i) true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is or has been covered at any time within the three years preceding the date of this Agreement; (ii) true and complete copies of all pending applications for policies of insurance; and (iii) any statement by the auditor of any Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

         (b) Except as set forth on Part 3.16 of the Disclosure Letter:

              (i) to Seller's Knowledge, all policies to which any Acquired Company is a party or that provide coverage to Seller, any Acquired Company, or any director or officer of an Acquired Company are valid, outstanding, and enforceable and neither Seller nor any Acquired Company is in default in any material respect with respect to its obligations under any such insurance policy; and

              (ii) neither Seller nor any Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights under any of such insurance policies, or (B) any notice of cancellation or any other indication that any such insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         SECTION 3.17 ENVIRONMENTAL MATTERS.

         Except as set forth in Part 3.17 of the Disclosure Letter:

         (a) To Seller's Knowledge, each Acquired Company is, and at all times has been, in all material respects, in compliance with, and has not been and is not, in any material respect, in violation of or liable under, any Environmental Law. To Seller's Knowledge, neither Seller nor any Acquired Company has any basis to expect, nor has it or any other Person for whose conduct it is or may be held to be responsible, received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Company, or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         (b) To Seller's Knowledge, there are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest.

         (c) To Seller's Knowledge, neither Seller nor any Acquired Company has received any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or the operation of its business.

         (d) To Seller's Knowledge, no Acquired Company or any other Person for whose conduct it is or may be held responsible has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or any Acquired Company has or had an interest except in full compliance with all applicable Environmental Laws.

         (e) To Seller's Knowledge, there has been no Release or Threat of Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities or the business.

         (f) To Seller's Knowledge, Seller is not in possession of any reports, studies, analyses, tests, or monitoring initiated or procured by Seller or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities during the past five years, or concerning compliance with Environmental Laws during the past five years by Seller, any Acquired Company, or any other Person for whose conduct Seller or any Acquired Company is or may be held responsible.

         SECTION 3.18 INTELLECTUAL PROPERTY.

         (a) To Seller's Knowledge, no adverse claims have been asserted against the corporate names, trade names or trademarks used by any Acquired Company.

         (b) To Seller's Knowledge, no employee of any Acquired Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Acquired Companies.

         SECTION 3.19 RELATIONSHIPS WITH AFFILIATES.

         Neither Seller nor to Seller's Knowledge, any Affiliate of Seller or of any Acquired Company has, or since January 1, 2000 has had, any interest in any property used in or pertaining to the Acquired Companies' businesses. Neither Seller nor any subsidiary of Seller nor, to Seller's Knowledge, any other Affiliate of Seller or any Acquired Company is, or since January 1, 2000 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that (i) has business dealings or a material financial interest in any transaction with any Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company in any market presently served by such Acquired Company. Except as set forth in Part 3.19 of the Disclosure Letter, neither Seller, any subsidiary of Seller nor, to Seller's Knowledge, any Affiliate of Seller or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

         SECTION 3.20 BROKERS OR FINDERS.

         Seller and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement. Notwithstanding the foregoing, Seller has received a communication from a third party asserting that it may be entitled to a commission with respect to the Contemplated Transactions.

                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         SECTION 4.1 ORGANIZATION AND GOOD STANDING.

         Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         SECTION 4.2 POWER; AUTHORITY; ENFORCEABILITY.

         (a) Assuming the due execution and delivery of this Agreement by Seller, this Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies. Buyer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement, to consummate the Contemplated Transactions and to perform its obligations under this Agreement.

         (b) Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         SECTION 4.3 NO VIOLATION.

         Except as set forth in Schedule 4.3, neither the execution and delivery of this Agreement or any other documents delivered pursuant hereto to which Buyer is a party nor the consummation of the Contemplated Transactions by Buyer will violate any provision of the Organizational Documents of Buyer or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the maturity of any debt or material obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any material property or assets of Buyer under any agreement or commitment to which Buyer is a party or by which Buyer is bound, or to which the property of Buyer is subject, or violate any Legal Requirement.

         SECTION 4.4 INVESTMENT INTENT.

         Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         SECTION 4.5 CERTAIN PROCEEDINGS.

         There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

         SECTION 4.6 BROKERS OR FINDERS.

         Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

         SECTION 4.7 FINANCIAL RESOURCES.

         Buyer has provided to Seller true and complete copies of commitments letters and/or term sheets provided by third parties not affiliated with Buyer reflecting proposed lending arrangements and equity investments which, if consummated, would be sufficient, in the aggregate, to provide Buyer with the funds necessary to consummate the Contemplated Transactions in accordance with the terms hereof.

         SECTION 4.8 KNOWLEDGE OF BUYER PRINCIPALS.

         Neither of the Buyer Principals has any knowledge that any of Seller's representations or warranties in this Agreement (including in the Disclosure Letter, any exhibit hereto and any other agreement or certificate delivered by Seller pursuant to this Agreement) is untrue or misleading in any respect.

                                   ARTICLE 5.

                    COVENANTS OF SELLER PRIOR TO CLOSING DATE

         SECTION 5.1 ACCESS AND INVESTIGATION.

         (a) Between the date of this Agreement and the Closing Date, Seller will use its reasonable best efforts to, and will cause each Acquired Company and its Representatives to use its reasonable best efforts to, (a) afford Buyer and its Representatives, and to potential financing sources specified by the Buyer (collectively, "Buyer's Advisors") reasonable opportunity, upon reasonable prior notice and during normal business hours, for full and free access to each Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, relating to the Acquired Companies (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data relating to the Acquired Companies as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information relating to the Acquired Companies as Buyer may reasonably request. Buyer shall conduct and complete any further investigation of the Acquired Companies as promptly as reasonably practicable following the date hereof and in a manner that does not materially interfere with the business or operations of Seller or the Acquired Companies.

         (b) The investigations conducted pursuant to Section 5.1(a) above will be subject to the condition of confidentiality and Buyer, its agents and its employees involved in such investigations will be bound accordingly. Buyer will not directly or indirectly contact any of the Acquired Companies' employees, customers, suppliers, agents or other persons it conducts business with, without the express written consent of Seller, and all investigative activities will be conducted solely through Seller and no such activities shall commence until such confidentiality provisions are effected; provided that Buyer and Seller shall mutually designate a team of senior management employees of the Acquired Companies with whom the Buyer may engage in direct contact for purposes of conducting, or permitting its financing sources to conduct, such investigations and such designated senior management employees, with the approval of the Chief Financial Officer ("CFO") of Seller (which approval shall not be unreasonably withheld), shall have authority to arrange meetings with other employees of the Acquired Companies. Seller shall use its reasonable best efforts to provide to Buyer and its potential financing sources the information and access reasonably requested by any of them in the course of conducting such due diligence investigations relating to the Acquired Companies, provided that such information and access shall be subject to the terms and conditions of this Agreement.

         SECTION 5.2 OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES.

         Between the date of this Agreement and the Closing Date, Seller will use its reasonable best efforts to, and will cause each Acquired Company to use its reasonable best efforts to:

         (a) conduct the business of such Acquired Company only in the Ordinary Course of Business;

         (b) preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company; and

         (c) confer with Buyer concerning operational matters of a material nature or other matters relating to its business, operations and finances to the extent reasonably requested by Buyer, subject to the terms set forth herein, including Section 5.1 above.

         SECTION 5.3 NEGATIVE COVENANT.

         Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause each Acquired Company not to, without the prior consent of Buyer (which consent shall not be unreasonably withheld), take any affirmative action, or fail to take any reasonable action within its or their control, as a result of which any of the changes or events listed in Section 3.15 is likely to occur.

         SECTION 5.4 REQUIRED APPROVALS.

         Except as set forth in Part 5.4 of the Disclosure Letter, as promptly as practicable after the date of this Agreement, Seller will, and will cause each Acquired Company to, make all filings necessary to obtain the Required Consents. Except as set forth in Part 5.4 of the Disclosure Letter, between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (b) cooperate with Buyer in obtaining all Consents identified in Schedule 4.2.

         SECTION 5.5 NOTIFICATION.

         Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller becomes aware of any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Seller will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Seller in this Article 5 or of the occurrence of any event that is reasonably likely to make the satisfaction of the conditions in
Article 7 impossible or unlikely.

         SECTION 5.6 EXCLUSIVITY.

         Until such time, if any, as this Agreement is terminated pursuant to
Article 9, Seller will, and will cause the Acquired Companies and the Seller's and the Acquired Companies' respective agents and employees to, (a) cease immediately all negotiations with any persons or entities other than Buyer for the acquisition of the Shares or all or any substantial portion of the assets of the Acquired Companies (other than the sale of assets in the ordinary course of business) or any merger or other business combination of the Acquired Companies with or into a third party or any similar transaction (collectively, "Competing Transactions") and (b) refrain from, directly or through agents, the solicitation, discussion, negotiation, acceptance or entering into of any offer, agreement or arrangement with any party other than the Buyer relating to any Competing Transaction.

         SECTION 5.7 BEST EFFORTS.

         Between the date of this Agreement and the Closing Date, Seller will use its reasonable best efforts to cause the conditions in Article 7 to be satisfied.

                                   ARTICLE 6.

                    COVENANTS OF BUYER PRIOR TO CLOSING DATE

         SECTION 6.1 REQUIRED APPROVALS.

         Except as set forth in Part 5.4 of the Disclosure Letter, as promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will cooperate with Seller with respect to all filings, except as set forth in
Part 5.4 of the Disclosure Letter, that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining all Required Consents; provided that this Agreement will not require Buyer to dispose of or make any material change in any portion of its business or to incur any other material burden to obtain a Governmental Authorization.

         SECTION 6.2 BEST EFFORTS.

         Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its reasonable best efforts to cause the conditions in Article 8 to be satisfied.

                                   ARTICLE 7.

               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         SECTION 7.1 ACCURACY OF REPRESENTATIONS.

         Each of Seller's representations and warranties contained in this Agreement shall be true and accurate, (a) in all material respects in the case of those not by their express terms qualified by reference to materiality and
(b) in all respects in the case of all others, in each case, as of the Closing Date as if made on the Closing Date, except for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clauses (a) and (b) above); provided that (i) the failure of any single representation or warranty to be true and correct in accordance with clause (a) or (b) above, as applicable, shall not alone cause this condition not to be satisfied if such failure does not constitute or represent a circumstance, event, change or condition that is materially adverse to the business, operations, assets, liabilities, results of operations or condition (financial or other) of the Acquired Companies, taken as a whole (a "Non-Material Failure") and (ii) two or more Non-Material Failures may cause this condition not to be satisfied if such Non-Material Failures collectively constitute or represent a circumstance, event, change or condition that is materially adverse to the business, operations, assets, liabilities, results of operations or condition (financial or other) of the Acquired Companies, taken as a whole.

         SECTION 7.2 SELLER'S PERFORMANCE.

         Seller shall have performed and satisfied, in all material respects, all of the covenants and agreements required by this Agreement to be performed or satisfied by it at or prior to the Closing.

         SECTION 7.3 CONSENTS.

         Each of the Required Consents designated with an asterisk in Part 3.2 of the Disclosure Letter (collectively, the "Material Consents") must have been obtained and must be in full force and effect.

         SECTION 7.4 LEGAL OPINION.

         An opinion of Brown Raysman Millstein Felder & Steiner LLP, dated the Closing Date, covering the matters set forth on Exhibit C must have been delivered to Buyer.

         SECTION 7.5 NO PROCEEDINGS.

         Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         SECTION 7.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS.

         There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

         SECTION 7.7 NO PROHIBITION.

         Except as set forth in Part 5.4 of the Disclosure Letter, neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), as of the Closing, materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

         SECTION 7.8 INTERCOMPANY BALANCES.

         Seller shall have forgiven the balance of any intercompany indebtedness due from the Acquired Companies, effective as of, or immediately prior to, the Closing, which shall be evidenced by delivery of a certificate executed by Seller representing and warranting to Buyer that such intercompany indebtedness has been forgiven.

         SECTION 7.9 NO MAC.

         Since the date of the Interim Balance Sheet, no material adverse change shall have occurred in the business, operations, properties, assets, financial condition or results of operations of the Acquired Companies, taken as a whole.

                                   ARTICLE 8.

              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

         SECTION 8.1 ACCURACY OF REPRESENTATIONS.

         Each of Buyer's representations and warranties contained in this Agreement shall be true and accurate, (a) in all material respects in the case of those not by their express terms qualified by reference to materiality and
(b) in all respects in the case of all others, in each case, as of the Closing Date as if made on the Closing Date, except for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clauses (a) and (b) above); provided that (i) the failure of any single representation or warranty to be true and correct in accordance with clause (a) or (b) above, as applicable, shall not alone cause this condition not to be satisfied if such failure does not constitute or represent a circumstance, event, change or condition that is materially adverse to the business, operations, assets, liabilities, results of operations or condition (financial or other) of the Buyer (a "Buyer Non-Material Failure") and (ii) two or more Buyer Non-Material Failures may cause this condition not to be satisfied if such Buyer Non-Material Failures collectively constitute or represent a circumstance, event, change or condition that is materially adverse to the business, operations, assets, liabilities, results of operations or condition (financial or other) of the Buyer.

         SECTION 8.2 BUYER'S PERFORMANCE.

         Buyer shall have performed and satisfied, in all material respects, all of the covenants and agreements required by this Agreement to be performed or satisfied by it at or prior to the Closing.

         SECTION 8.3 CONSENTS.

         Each of the Material Consents must have been obtained and must be in full force and effect.

         SECTION 8.4 ADDITIONAL DOCUMENTS.

         An opinion of Stroock & Stroock & Lavan LLP, dated the Closing Date, covering the matters set forth as Exhibit D must have been delivered to Seller.

         SECTION 8.5 NO INJUNCTION.

         There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Seller to Buyer and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                                   ARTICLE 9.

                                   TERMINATION

         SECTION 9.1 TERMINATION EVENTS.

         This Agreement may, by notice given prior to or at the Closing, be terminated:

         (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach shall not have been cured in all material respects within 30 calendar days after the non-breaching party shall have given written notice to the breaching party of such breach (but not later than the Termination Date) or in the alternative, such breach has not been waived;

         (b) by mutual written consent of Buyer and Seller;

         (c) by either Buyer or Seller if any court of competent jurisdiction in the United States or other United States Governmental Body shall have issued a final nonappealable order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Contemplated Transactions; or

         (d) by either Buyer or Seller if the Closing has not occurred (other than as a result of the failure of the party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement) on or before the Termination Date.

         SECTION 9.2 EFFECT OF TERMINATION.

         Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 9.3, 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired, except as otherwise provided in Section 9.3(f) below.

         SECTION 9.3 EFFECT ON DEPOSIT.

         (a) Pursuant to that certain letter agreement, dated January 13, 2003, between Seller and Buyer (the "Deposit Letter"), Buyer has deposited with Seller's counsel the sum of $250,000 (the "Deposit"). Concurrently with the execution of the Deposit Letter, Seller and Buyer executed a letter of intent, dated January 13, 2003, relating to the Contemplated Transactions (the "LOI"). Seller and Buyer agree that the terms of this Agreement, including this Section 9.3, shall supersede the Deposit Letter and the LOI.

         (b) Concurrently with the Closing, the Escrow Agent shall remit the Deposit to Seller and the Deposit shall constitute a prepayment of a portion of the Purchase Price as provided in Section 2.4(b)(i) above.

         (c) If the Closing does not occur on or before the Termination Date and the failure of the Closing to so occur is not a result of either Seller's material breach of any of its obligations hereunder or Seller's failure to comply in all material respects with its obligations under this Agreement, then the Deposit shall be delivered to Seller on the next business day following the Termination Date.

         (d) If the Closing does not occur on or before the Termination Date and the failure of the Closing to so occur is a result of Seller's material breach of any of its obligations hereunder or its failure to comply in all material respects with its obligations under this Agreement, then the Deposit shall be delivered to the Buyer on the next business day following the Termination Date.

         (e) All interest earned on the Deposit during the time it is held by the Escrow Agent shall be remitted by the Escrow Agent to the Buyer as and when received by the Escrow Agent.

         (f) Notwithstanding anything to the contrary contained herein, if the Closing does not occur and this Agreement terminates, then Seller shall not make any claims against Buyer with respect to the failure of the Closing to so occur and, if the Deposit has been remitted to Seller pursuant to Section 9.3(c) above, Seller shall retain the Deposit as liquidated damages with respect to this Agreement, the Contemplated Transactions and such failure and otherwise no damages of any nature shall be due to Seller with respect to this Agreement, the Contemplated Transactions and such failure.

         (g) In the event that any litigation is commenced with respect to the disposition of the Deposit or any portion thereof, the party in whose favor a final judgment is rendered in such litigation shall be entitled to recover the reasonable legal fees and expenses incurred by such party in connection with such party in connection with such litigation. By their signatures on the signature page hereto, each of the Buyer Principals is agreeing solely to guarantee Buyer's obligations under this Section 9.3(g) and shall not be bound by any other provision hereof; nor shall the Buyer Principals be deemed to have guaranteed any other obligation of Buyer under this Agreement or otherwise.

         (h) Notwithstanding anything herein to the contrary, if the Deposit is delivered to Seller and this Agreement terminates pursuant to the provisions hereof and, following such termination, Seller sells the Acquired Companies to Buyer or an Affiliate of Buyer, then the Deposit shall be applied as a prepayment of a portion of the purchase price paid by Buyer or its Affiliate in such transaction.

         (i) Annexed hereto as Exhibit E are additional provisions relating to the rights, duties and conduct of the Escrow Agent, which provisions are hereby incorporated herein as if set forth herein in full and shall in all respects be binding on the parties hereto. The Escrow Agent is executing a counterpart of this Agreement solely to indicate its agreement to the terms of this Section 9.3 and Exhibit E.

                                   ARTICLE 10.

                            INDEMNIFICATION; REMEDIES

         SECTION 10.1 SURVIVAL.

         All representations, warranties, covenants and obligations in this Agreement or in any agreement, instrument or other document delivered in connection herewith shall survive the execution and delivery hereof and the consummation of the Contemplated Transactions. Notwithstanding the preceding sentence, neither party may make or assert any claim under any representation or warranty of the other party contained herein later than one year after the Closing Date, except that (i) as to Seller the representations and warranties set forth in Sections 3.1 (Organization and Good Standing), 3.2 (Power; Authority; Enforceability), 3.3 (No Violation), 3.4 (Capitalization), 3.10 (Taxes), 3.12 (Employee Benefits) and 3.21 (Brokers or Finders) shall survive for the duration of the statute of limitations with respect to the matters addressed therein (including all waivers or extensions thereof) and (ii) as to Buyer, the representations and warranties in Sections 4.1 (Organization and Good Standing), 4.2 (Power; Authority; Enforceability), 4.3 (No Violation), 4.4 (Investment Intent) and 4.6 (Brokers or Finders) shall survive for the duration of the statute of limitations with respect to the matters addressed therein including all waivers or extensions thereof); and provided that any claims made or asserted by a party within the applicable time period prescribed above shall survive such expiration until such claim is finally resolved and all obligations with respect thereto are fully satisfied. All statements contained in any officer's certificate delivered by or on behalf of any party hereto pursuant to this Agreement shall constitute and have the same force and effect as the representations and warranties of such party set forth herein.

         SECTION 10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER.

         Subject to Sections 10.1, 10.4 and 10.12, from and after the Closing Date, Seller will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Buyer Indemnitees") for, and will pay to the Buyer Indemnitee the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty (other than those in Sections 3.10 and 3.12) by Seller in this Agreement (including any schedules or exhibits hereto, or certificates delivered by Seller pursuant to this Agreement), (b) any breach of any covenant or obligation made by Seller in this Agreement (including any schedules or exhibits hereto, or certificates delivered by Seller pursuant to this Agreement) or (c) any defect in title to the Shares arising from any event, circumstance or condition that occurs prior to the Closing.

         SECTION 10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER.

         Subject to Section 10.1, from and after the Closing Date, Buyer will indemnify and hold harmless Seller and its Representatives, stockholders, controlling persons and affiliates (collectively, the "Seller Indemnitees") for, and will pay to the Seller Indemnitees the amount of, any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Buyer in this Agreement (including any schedules or exhibits hereto, or certificates delivered by Buyer pursuant to this Agreement) or (b) any breach of any covenant or obligation made by Buyer in this Agreement (including any schedules or exhibits hereto, or certificates delivered by Buyer pursuant to this Agreement).

         SECTION 10.4 LIMITATIONS ON AMOUNT--SELLER.

         Seller will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.2 until the total of all Damages with respect to such matters exceeds $85,000, and then only for the amount by which such Damages exceed such amount. However, this Section 10.4 will not apply to any breach of any of Seller's representations and warranties of which Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by Seller of any covenant or obligation, and Seller will be liable for all Damages with respect to such breaches. Notwithstanding the foregoing, the Seller shall not be liable for aggregate Damages in excess of $1,700,000. The limitations in this Section 10.4 shall not apply to Seller's indemnification obligations under Sections 10.6,
10.7 and 10.8 below. Without limiting the foregoing, and notwithstanding anything contained herein to the contrary, Seller shall have no liability or obligation with respect to indemnification pursuant to Section 10.2 to the extent that such indemnification would duplicate any indemnification by Seller pursuant Section 10.6, 10.7, 10.8 or 10.9. In addition, under Section 10.2, Seller shall have no liability or obligation with respect to indemnification for a breach of Section 3.4 to the extent such indemnification would duplicate any indemnification by Seller pursuant to clause (c) of Section 10.2.

         SECTION 10.5 LIMITATIONS ON AMOUNT--BUYER.

         Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.3 until the total of all Damages with respect to such matters exceeds $85,000, and then only for the amount by which such Damages exceed such amount. However, this Section 10.5 will not apply to any breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such breaches. Notwithstanding the foregoing, the Buyer shall not be liable for aggregate Damages in excess of $1,700,000.

         SECTION 10.6 INDEMNIFICATION FOR TAX MATTERS.

         (a) From and after the Closing Date, Seller shall indemnify the Acquired Companies and Buyer, and hold them harmless from and against, without duplication, any Damages attributable to (i) all Taxes (or the non-payment thereof) of the Acquired Companies for all Taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any Taxable period that includes (but does not end on) the Closing Date ("Pre-Closing Tax Period"), (ii) all Taxes of any other member of any Company Affiliated Group for the Pre-Closing Tax Period, including any liability resulting from the application of Treasury Regulation (section)1.1502-6 or any analogous or similar state, local, or foreign law or regulation, (iii) any and all Taxes of any person (other than the Acquired Companies ) imposed on the Acquired Companies as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring at or before the Closing or (iv) any breach of any representation or warranty by Seller in Section 3.10 of this Agreement.

         (b) In the case of any taxable period that begins before and ends after the Closing Date (a "Straddle Period"), the amount of any Taxes based on or measured by income or gross receipts of the Acquired Companies shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of any other Taxes of the Acquired Companies for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

         (c) For income Tax purposes, Seller and Buyer agree to treat all indemnification payments made pursuant to this Section 10.6 as adjustments to the Purchase Price, except to the extent the laws of a particular jurisdiction provide otherwise.

         (d) Any refunds or credits of any Taxes paid by Seller shall be deemed to be for the benefit of Seller.

         SECTION 10.7 INDEMNIFICATION FOR ERISA/BENEFITS MATTERS.

         From and after the Closing Date, Seller shall indemnify and hold harmless Buyer, each Acquired Company and any trade or business which is under common control with Buyer as determined pursuant to either Section 4001(b)(1) ERISA or Section 4971(e)(2)(B) of the IRC, from and against any Damages on account of (A) any liability (including joint and several liability) incurred on or prior to the Closing Date by any Acquired Company or Buyer in connection with any Plan or any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained or contributed to prior to the Closing Date by Seller or any Acquired Company, or any trade or business which is or has been under common control with Seller or any Acquired Company, as determined pursuant to either
Section 4001(b)(1) of ERISA or Section 4971(e)(2)(B) of the IRC, including, without limitation, any liability incurred on or prior to the Closing Date by any Acquired Company as a result of any of the following events: (i) the termination of any defined benefit pension plan subject to the provisions of Title IV of ERISA, (ii) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from a multiemployer plan (within the meaning of Section 3(37) of ERISA), (iii) a failure to satisfy, on or prior to the Closing Date, the minimum funding requirements of Section 412 of the IRC and
Section 302 of ERISA, including for this purpose quarterly contributions required by Section 412(m) of the IRC and Section 302(e) of ERISA, (iv) any amendment on or prior to the Closing Date to a defined benefit plan subject to
Section 412 of the IRC which requires the provision of security to such plan pursuant to Section 401(a)(29) of the IRC and (v) any acts or omissions of Seller, any Acquired Company or any fiduciaries of any employee benefit plan (within the meaning of Section 3(3) of ERISA) of Seller or any Acquired Company occurring on or prior to the Closing Date in connection with the operation or administration of any such plan or (B) any breach of any representation or warranty by Seller in Section 3.12 of this Agreement. With respect to clause (i) hereof, in the event that any termination described in such clause occurs after the Closing Date, but gives rise to joint and several liability asserted against an Acquired Company pursuant to Section 4069 of ERISA as a result of such Acquired Company's having been under common control with Seller as determined pursuant to Section 4001(b)(1) of ERISA or Section 4975(e)(2)(B) of the IRC on or prior to the Closing Date, then such liability shall be deemed to have been incurred on or prior to the Closing Date for purposes hereof.

         SECTION 10.8 INDEMNIFICATION FOR CERTAIN UNRELATED BUSINESS
LIABILITIES.

         From and after the Closing Date, Seller shall indemnify and hold harmless the Buyer Indemnitees from and against any Damages on account of:

              (i) any Environmental, Health and Safety Liabilities arising from any Unrelated Business Activity, except to the extent that Buyer or any Buyer Indemnitee recovers the amount of such Damages under any insurance policy held by Buyer, the Acquired Companies or any Buyer Indemnitee; and

              (ii) any services previously provided by any Acquired Company in connection with the winding up of MK Diabetics, Inc., Transworld Ostomy, Inc., Respiflow, Inc., Transworld Puerto Rico, Inc. and Dermaquest, Inc., except to the extent any Damages arising under this clause (ii) are attributable to the negligence or willful misconduct of any Acquired Company or any of its officer or employees and, except to the extent that Buyer or any Buyer Indemnitee recovers the amount of such Damages under any insurance policy held by Buyer, the Acquired Companies or any Buyer Indemnitee.

         For purposes of this Section 10.8, an "Unrelated Business Activity" shall mean any line of business or business activity that was previously conducted by an Acquired Company, is no longer being conducted by such Acquired Company and is not part of or related to the line of business and business activities currently being conducted by such Acquired Company.

         SECTION 10.9 INDEMNIFICATION FOR CERTAIN PRODUCT LIABILITY CLAIMS.

         Subject to Section 10.4, from and after the Closing Date, Seller shall indemnify and hold harmless the Buyer Indemnitees from and against any Damages on account of any Product Liability Claims now existing or hereafter arising against any Acquired Company based on any durable medical equipment products sold, or services provided in connection therewith, in each case prior to the Closing Date, except to the extent that Buyer or any Buyer Indemnitee recovers the amount of such Damages under any insurance policy held by Buyer, the Acquired Companies or any Buyer Indemnitee. A "Product Liability Claim" shall mean any claim against either Acquired Company relating to product liability or similar claims, any malpractice or similar claim relating to any service provided and/or any claim of product defect or claim that product does not meet published or quoted specifications, except that the term Product Liability Claim shall not include any claim to the extent that such claim can be redressed pursuant to the terms of the manufacturer's warranty, if any, provided for the product to which such claim relates.

         SECTION 10.10 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

         (a) Promptly after receipt by an indemnified party under Section 10.2, 10.3, 10.6, 10.7, 10.8 or 10.9 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such written notice.

         (b) If any Proceeding referred to in Section 10.10(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent (which shall not be unreasonably withheld). If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

         (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         SECTION 10.11 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS.

         A claim for indemnification for any matter not involving a third-party claim may be asserted by written notice to the party from whom indemnification is sought.

         SECTION 10.12 RELIANCE ON BUYER PRINCIPALS.

         Buyer acknowledges and agrees that John B. Wynne ("Wynne") was the former CFO of Seller and the Acquired Companies, and Salvatore J. LaMorte ("LaMorte") is and has been the officer responsible for the day-to-day management and affairs of the Acquired Companies (Wynne and La Morte are sometimes referred to herein as the "Buyer Principals"). Notwithstanding anything to the contrary contained herein, Buyer and Seller expressly agree that neither Seller nor the Acquired Companies shall have any liability or obligation to Buyer arising out of or in connection with the breach of any representation, warranty, covenant or agreement (including under this Article 10) contained herein to the extent that such breach is predicated upon (i) information provided by either of the Buyer Principals or (ii) information that was known to either of the Buyer Principals, but not provided by such Buyer Principal to Seller.

                                  ARTICLE 11.

                              ADDITIONAL AGREEMENTS

         SECTION 11.1 EXPENSES.

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, brokers, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         SECTION 11.2 PUBLIC ANNOUNCEMENTS.

         Except as otherwise deemed necessary or advisable by Seller to comply with applicable securities laws, prior to the Closing, any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions (other than any communication to Seller's or the Acquired Companies' boards of directors or employees who need to know the content thereof for accounting purposes or for purposes of compliance with regulatory requirements) will be issued, if at all, at such time and in such manner as the parties mutually determine. Except as otherwise provided herein, unless consented to by both the Buyer and Seller in advance or required by Legal Requirements, prior to the Closing, Seller shall, and shall cause the Acquired Companies to, and Buyer shall, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Until the Closing, neither Seller nor Buyer will directly or indirectly communicate with the Acquired Companies' employees regarding the Agreement or the Contemplated Transactions, except in accordance with Section 5.1 hereof.

         SECTION 11.3 CONFIDENTIALITY; NON-COMPETITION; NON-SOLICITATION.

         (a) Confidentiality. Except to the extent required in order for Seller to comply with applicable Legal Requirements, Seller agrees not to, directly or indirectly, without the prior written consent of Buyer, use or disclose to any Person any information, trade secrets, confidential customer information, technical data or know-how relating to the products, processes, methods, equipment or business practices of the Acquired Companies.

         (b) Non-Competition.

              (i) Seller agrees that, for a period of three years after the Closing Date, Seller and its direct and indirect subsidiaries ("Seller Subsidiaries") will not, directly or indirectly, in the Territory, (A) engage in any business the same as or similar to, or engage in competition with, the business presently engaged in by the Acquired Companies or (B) render services to or have any interest, as a shareholder, owner, agent, consultant, lender or guarantor or any other interest, in any other Person engaged in the sale or distribution of products, or the rendering of services, in the infusion, respiratory and home medical equipment businesses, to the extent the same are currently sold, distributed or rendered by the Acquired Companies.

              (ii) Notwithstanding clause (i) hereof, Seller shall not be deemed to be in breach of this Section 11.3(b) as a result of (A) its engaging, directly or indirectly, in any aspect of the staffing business or (B) its or any of its Affiliates or Subsidiaries acquiring an equity interest in, acquiring all or substantially all of the assets of or effecting a merger, consolidation or other business combination or transaction that has the effect of Seller or any of its Subsidiaries acquiring or succeeding to any portion of the business or assets of a third party that involve the sale or distribution of products or the rendering of services that are currently being sold, distributed or rendered by the Acquired Companies, provided that (i) such portion of the business or assets do not represent more than 10% of the total assets of those acquired by Seller or its Subsidiaries as a result of such transaction, (ii) the revenues attributable to such portion of the business or assets do not represent more than 10% of the total revenues (based on the latest 12 month period) of the entire business acquired by Seller or its Subsidiaries as a result of such transaction and (iii) promptly after the closing of such transaction, Seller shall offer, or cause its Subsidiaries to offer, such portion of the business and assets to Buyer and the Acquired Companies at a purchase price which shall be equal to then fair market value of such business and assets. If Seller and Buyer are unable to agree on such fair market value within 30 days following such closing, then each of them shall retain an independent nationally recognized business appraisal firm (an "Independent Appraiser") to determine such fair market value and report such determination to Seller and Buyer within 30 days after being so retained. The fair market value shall be the average of the two determinations so obtained unless the difference between such two determinations exceeds 10% of the smaller of the two, in which case the parties shall mutually select a third Independent Appraiser (or if the parties are unable to make such selection, the two Independent Appraisers shall do so). Such third Independent Appraiser shall also make a determination of the fair market value of such business and assets and, of the three fair market values obtained, the offer price for such business and asset shall be the fair market value falling in between the highest and the lowest values (or, if two such values are equal, either of such equal values). Buyer and the Acquired Companies shall have the option, but shall not be obligated, to purchase such business and assets.

              (iii) In addition to, and without limiting the effect of Section 11.3(b)(ii), for purposes of Section 11.3(b)(i), ownership of 5% or less of any class of outstanding securities of a company, the securities of which are listed or quoted on a national securities exchange or which has 500 or more shareholders, shall not be deemed to constitute ownership or participation in the ownership of the business of such company.

         (c) Non-Solicitation. For a period of three years from and after the Closing Date, neither Seller, on the one hand, nor Buyer or the Acquired Companies, on the other hand, shall, directly or indirectly, entice away, solicit or attempt to solicit (either for itself or as agent for another) for employment or encourage any person to leave the employ of Buyer or the Acquired Companies (in the case of Seller) or Seller or any of the Seller Subsidiaries (in the case of Buyer and the Acquired Companies) who, prior to the Closing Date was, or during such three year period will be, employed or retained by Buyer or the Acquired Companies or by Seller or any of the Seller Subsidiaries, as the case may be, as a consultant, agent, employee or otherwise.

         (d) Seller and Buyer each acknowledges and agrees that any breach of this Section 11.3 is likely to result in irreparable injury to Buyer and the Acquired Companies, or Seller and the Seller Subsidiaries, as the case may be, that monetary damages will be an inadequate remedy of such breach and that, accordingly, in addition to any other remedy that Buyer or the Acquired Companies, or Seller and the Seller Subsidiaries, as the case may be, may have, Buyer or Seller shall be entitled to enforce the specific performance of this Section 11.3 and to seek both permanent and temporary relief in the event of any breach hereof.

         (e) The parties acknowledge that the time, scope, geographic area and other provisions of this Section 11.3 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. If any portion of this Section 11.3 shall be determined to be invalid and unenforceable as written, each such portion shall be enforced to the extent reasonable under the circumstances and such determination shall not affect the validity or enforceability of the balance hereof, and such balance shall remain in full force and effect. It is understood that Seller is entering into this non-competition agreement, inter alia, in order to induce Buyer to enter into this Agreement.

         (f) The "Territory" shall mean the geographic area within a 200-mile radius surrounding the Acquired Companies principal office located in Clark, New Jersey. The parties acknowledge and agree that the business of Seller is currently conducted throughout the Territory and that, accordingly, the Territory is reasonable in scope

         SECTION 11.4 338(H)(10) ELECTION.

         (a) The parties agree that in connection with the sale contemplated hereby, and at the election of the Buyer, the parties shall cause an express election pursuant to Section 338(h)(10) of the IRC (or such comparable state and local tax provisions) to be made, for federal and, where applicable, all state and local tax purposes (the "Section 338(h)(10) Election"), and shall comply with the rules and regulations applicable to the Section 338(h)(10) Election. Seller or any group filing consolidated, combined or unitary Tax Returns which on or prior to the Closing Date includes or included the income of the Acquired Companies, will include any income, gain, loss, deduction or other tax item resulting from the Section 338(h)(10) Election on their tax returns to the extent required by applicable law.

         (b) For purposes of executing the Section 338(h)(10) Election, as soon as practicable following the Closing Date, Buyer and Seller (and/or other entities as necessary) jointly shall prepare and execute IRS Form 8023 and all such forms, schedules and attachments as are necessary or required to be filed therewith pursuant to applicable Treasury Regulations and any applicable regulations of any state, local or other taxing authority. The forms relating to the Section 338(h)(10) Election shall be referred to as the "Forms." Buyer and Seller agree that the Forms shall be filed with the appropriate tax authorities not earlier than 60 days before the latest date for the filing thereof. Buyer and Seller agree to consult and attempt to resolve in good faith any disputes regarding the contents of the Forms prior to their filing.

         (c) Provided that Buyer elects to make the Section 338(h)(10) Election contemplated by Section 11.4(a), Buyer and Seller agree that the consideration paid for the Shares shall be allocated among the Acquired Companies' assets in accordance with the principles of Code Section 338 and the regulations thereunder. Within 180 days after the Closing Date, Buyer shall prepare and deliver to Seller a proposed allocation of such consideration for purpose of Code

Section 338. Unless, within twenty (20) days from receipt thereof, Seller disagrees in writing with such allocation, the amount so allocated to each asset by Buyer shall constitute the agreed upon allocation if a Section 338(h)(10) Election is ultimately made; provided, however, that any adjustment to the consideration paid pursuant to this Agreement shall result in an appropriate adjustment to such allocation. Buyer and Seller shall utilize the allocation of consideration described in this Section 11.4(c), as adjusted, in the preparation of all tax returns or forms and for all other tax purposes, including, but not limited to, the preparation of IRS Form 8023. Neither Buyer nor Seller shall agree to any adjustment relating to the manner in which the consideration has been allocated as set forth in this Section 11.4(c) without the prior written approval of the other, which approval shall not be unreasonably withheld. The parties agree to consult and attempt to resolve in good faith any disputes in allocating the consideration under this Section 11.4(c).

         SECTION 11.5 EMPLOYMENT MATTERS.

         Seller shall establish its own group health insurance benefit plan, effective as of the Closing Date, under which all eligible employees (and their eligible dependents) of Seller and its Affiliates (other than the Acquired Companies) shall participate as of the Closing Date. Buyer shall cooperate with Seller in Seller's efforts to obtain such group health insurance coverage. In the event that Seller cannot obtain such coverage as of the Closing Date, then Buyer shall permit those participants in the PromptCare health insurance benefit plan who are employees of Seller or an Affiliate thereof (other than an Acquired Company), and the eligible dependents of such employees, to continue to be covered under the PromptCare health insurance benefit plan until such time as the Seller obtains group health insurance coverage for such employees and dependents (but not more than 18 months), subject to any insurance carrier consent which may be required under the PromptCare group health insurance policy, and provided that Seller shall reimburse Buyer, promptly upon Buyer's request, for the cost of the continued coverage under the PromptCare group health insurance policy of all employees (other than employees of the Acquired Companies) and their eligible dependents, and shall indemnify Buyer and the Acquired Companies from and against any liability relating to such continued coverage (which indemnity shall not be subject to any basket, deductible or limitation as provided in Section 10.4 above). Except to the extent provided pursuant to the preceding sentence, all employees of Seller and its Affiliates (other than the Acquired Companies), and the dependents of such employees, shall cease participation in the PromptCare group health insurance plan as of the Closing Date. Seller and Buyer shall cooperate to provide for a spin-off of that portion of Seller's 401(k) plan which holds the accounts of current employees of the Acquired Companies, and a plan-to-plan transfer of such accounts to a 401(k) plan established by Buyer as of the Closing Date or as soon as practicable thereafter.

         SECTION 11.6 COOPERATION ON TAX MATTERS.

         (a) If the Closing occurs, Seller and Buyer shall, and Buyer shall cause the Acquired Companies to, cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller and Buyer agree, and Buyer shall cause the Acquired Companies,
(i) to retain all books and records with respect to Tax matters pertinent to the Acquired Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, Seller or the Acquired Companies, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other party reasonable written notice before transferring, destroying or discarding any such books and records and, if the other party so requests Buyer, Seller or the Acquired Companies, as the case may be, shall allow the other party to take possession of such books and records before such transfer, destruction or discarding.

         (b) From and after the Closing, Seller and Buyer further agree (and Buyer shall cause the Acquired Companies), upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Taxing Authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that is or would reasonably be expected to be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (c) Seller shall cause the income of each Acquired Company (including any deferred items triggered into income by Treasury Regulations Section 1.1502-13 and any excess loss account taken into income under Treasury Regulations Section 1.1502-19) for all periods through the end of the Closing Date to be included on the Consolidated Return and the Unitary Return that includes or ends on such date and Seller shall pay Taxes attributable to such income. Each Acquired Company shall furnish Tax information to Seller for inclusion in the applicable Consolidated Return or Unitary Return for the period which includes the Closing Date in accordance with such Acquired Company's past custom and practice. The income of each Acquired Company shall be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of such Acquired Company as of the end of the Closing Date.

         (d) Seller shall not settle any such audit in a manner which would adversely affect any Acquired Company and its Subsidiaries after the Closing Date without the prior written consent of Buyer, which consent shall not unreasonably be withheld. Buyer shall not settle any audit involving the Acquired Companies or their Subsidiaries that would adversely affect any Acquired Company or any Company Affiliated Group for periods prior to the Closing Date without the prior written consent of Seller, which consent shall not unreasonably be withheld.

         SECTION 11.7 CERTAIN TAXES.

         All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any city transfer tax and any similar tax imposed in other states or subdivisions), shall be paid by the Seller when due, and the Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees, and, if required by applicable law, Seller will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

         SECTION 11.8 TRANSITION OF PATIENTS.

         The parties agree that with respect to all patients receiving services by or through Steri-Pharm, who have not been transitioned to other satisfactory providers by Closing, the parties shall cooperate fully with one another and shall use their best efforts to transition such patients and seek other satisfactory providers as soon as possible in accordance with applicable laws, rules and regulations.

         SECTION 11.9 FURTHER ASSURANCES.

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                                  ARTICLE 12.

                               GENERAL PROVISIONS

         SECTION 12.1 NOTICES.

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties given in accordance with this
Section 12.1):

         (a) If to the Buyer:

             PromptCare Acquisition Corporation
             c/o John B. Wynne, Jr.
             79 Under Cliff Road
             Trumbull, CT 06611
             Telecopier: (203) 445-0858
             Attention: John B. Wynne, Jr.

             With a copy (which shall not constitute notice) to:

             Stroock & Stroock & Lavan LLP
             180 Maiden Lane
             New York, New York  10038
             Telecopier: (212) 806-6006
             Attention: Michael S. Shenberg, Esq.

         (b) If to the Seller:

             Allied Healthcare International Inc.
             555 Madison Avenue
             New York, NY 10022
             Telecopier: (212) 750-7221
             Attention: Daniel A. Bergeron, Vice President and CFO

             With a copy (which shall not constitute notice) to:

             Brown Raysman Millstein Felder & Steiner LLP
             900 Third Avenue
             New York, New York  10022
             Telecopier: (212) 895-2900
             Attention: Leslie J. Levinson, Esq.

         SECTION 12.2 JURISDICTION; SERVICE OF PROCESS.

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York or the United States District Court for the Southern District of New York in each case, in the Borough of Manhattan, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         SECTION 12.3 WAIVER.

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         SECTION 12.4 ENTIRE AGREEMENT AND MODIFICATION.

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the LOI) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Seller and Buyer.

         SECTION 12.5 DISCLOSURE LETTER.

         The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

         SECTION 12.6 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.

         Neither party may assign any of its rights under this Agreement without the prior written consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any wholly-owned Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         SECTION 12.7 SEVERABILITY.

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         SECTION 12.8 SECTION HEADINGS, CONSTRUCTION.

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         SECTION 12.9 GOVERNING LAW.

         This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

         SECTION 12.10 COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, including via facsimile, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



PROMPTCARE ACQUISITION CORPORATION, as Buyer


/s/ John B. Wynne, Jr.
---------------------------
By: John B. Wynne, Jr.
Title: Chief Executive Officer



ALLIED HEALTHCARE INTERNATIONAL INC., as Seller


/s/ Timothy M. Aitken
---------------------------
By: Timothy M. Aitken
Title: Chairman and Chief Executive Officer



Solely for purposes of Section 9.3(g):


/s/ John B. Wynne, Jr.
---------------------------
By: John B. Wynne, Jr.


/s/ Salvatore J. LaMorte
---------------------------
By: Salvatore J. LaMorte



Solely for purposes of Section 9.3 and Exhibit E:

BROWN RAYSMAN MILLSTEIN FELDER & STEINER LLP, as Escrow Agent


/s/Leslie J. Levinson
---------------------------
By: Leslie J. Levinson
Title: Partner